UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2010

CORINTHIAN COLLEGES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 4, 2010, Corinthian Colleges, Inc. (the “Company”) completed its previously-announced acquisition of Heald Capital, LLC, a Delaware limited liability company (“Heald”), SP PE VII-B Heald Holdings Corp., a Delaware corporation (“SP Holdings”), and SD III-B Heald Holdings Corp., a Delaware corporation (“SD Holdings”; each of SP Holdings and SD Holdings individually, a “Holding Company” and, collectively, the “Holding Companies”). The transaction was completed in accordance with a Securities Purchase and Sale Agreement, dated October 19, 2009 (the “Purchase Agreement”), by and among the Company, Heald, SP Holdings, SD Holdings, the individuals and entities set forth on Exhibit A of the Purchase Agreement (the “Sellers” and, each individually, a “Seller”) and Heald Investment, LLC, a Delaware limited liability company, as the Sellers’ Representative. Pursuant to the Purchase Agreement, the Company acquired all of the limited liability company membership interests in Heald (“Membership Interests”) by purchasing all of the outstanding capital stock of each of the Holding Companies and by purchasing Membership Interests directly from the Sellers, for total consideration of $395 million.

Of the total purchase price, $39.5 million was placed in escrow at closing in order to secure potential indemnification obligations of the Sellers to the Company. The aggregate purchase price included the assumption of $23.4 million in debt of a Heald subsidiary, as described in Item 2.03 of this Form 8-K. The Company also paid an estimated working capital adjustment to Sellers of $22.2 million that is subject to revision once the closing balance sheet is finalized.

Heald, through its subsidiaries, operates Heald College, a regionally accredited institution that prepares students for careers in healthcare, business, legal, information technology and other growing fields, primarily through associate degree programs. Heald College operates 11 campuses and had approximately 12,900 students at December 31, 2009.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Borrowing Under Third Amended and Restated Credit Agreement

As previously reported in the Company’s Current Report on Form 8-K filed on October 6, 2009, effective as of September 30, 2009, the Company and its wholly-owned subsidiary, Everest Colleges Canada, Inc., entered into a syndicated Third Amended and Restated Credit Agreement (the “Amended Facility”) with Bank of America, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer, Bank of America, N.A., acting through its Canada Branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer, U.S. Bank National Association, as Syndication Agent, and Union Bank, N.A., as Documentation Agent, and each Lender from time to time party thereto, with an aggregate borrowing capacity of $280 million, of which $260 million is a domestic facility and $20 million is a Canadian facility.

The Company funded the purchase price paid at the closing of the acquisition described in Item 2.01 of this Form 8-K with a combination of cash on hand and approximately $224 million borrowed under the domestic portion of the Amended Facility. Such borrowings bear interest in accordance with terms described in the Amended Facility. The Amended Facility matures on October 1, 2012.

The description of the Amended Facility contained in this report is qualified in its entirety by reference to the full text of the Amended Facility filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2009, which is incorporated in this Item 2.03 by reference.

Heald Credit Facility

Heald Real Estate, LLC, a wholly-owned subsidiary of Heald (“Heald Real Estate”), has an existing term loan credit facility (the “Mortgage Facility”) with Bank of America, N.A. that is secured by real estate of Heald Real Estate and guarantied by Heald and Heald Education, LLC (the “Heald Guarantors”). The total outstanding principal and interest under the Mortgage Facility as of January 4, 2010 was approximately $23.4 million.

On January 4, 2010, Heald Real Estate, the Heald Guarantors and Bank of America entered into an amendment and waiver to the Mortgage Facility, pursuant to which Bank of America waived compliance with all covenants and defaults under the Mortgage Facility except for the requirement that Heald Real Estate continue making regularly scheduled payments under the Mortgage Facility. Also on January 4, 2010, the Company entered into a Continuing and Unconditional Guaranty to guarantee the obligations of Heald Real Estate under the Mortgage Facility. The parties also agreed that any defaults under the Amended Facility will constitute a default under the Mortgage Facility. In the event that at least two additional lenders agree to assume at least $15 million of the loans outstanding under the Mortgage Facility by not later than February 26, 2010, the parties have agreed to amend and restate the Mortgage Facility to align the covenants and defaults under the Mortgage Facility to substantially parallel those provisions in the Amended Facility. If the amendment and restatement of the Mortgage Facility does not occur by this deadline, Heald Real Estate will be required to pay off, and thus terminate, the Mortgage Facility.

The outstanding term loans under the Mortgage Facility bear interest, at Heald Real Estate’s option, (a) at the Base Rate (as defined in the Mortgage Facility) or (b) at the Eurodollar Rate (as defined in the Mortgage Facility) for the applicable interest period plus 3.00% per annum. The minimum interest rate is 4.00% per annum. The principal amount of the term loans amortizes in equal monthly installments in the amount of $91,195 each. The Mortgage Facility matures on March 24, 2012 (subject to the obligation to repay the loan on February 26, 2010 if the conditions described in the foregoing paragraph are not satisfied). The Mortgage Facility has a related fixed interest rate swap agreement with Bank of America that is guarantied by the Heald Guarantors and secured by the same collateral that secures the Mortgage Facility.

The description of the Mortgage Facility, the amendment and waiver to the Mortgage Facility and the guaranty by the Company contained in this report is qualified in its entirety by reference to the full text of such agreements filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On January 5, 2010, the Company issued a press release in which it announced the closing of its previously-announced acquisition of Heald Capital, LLC. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Securities Purchase and Sale Agreement, dated as of October 19, 2009, by and among Corinthian Colleges, Inc., Heald Capital, LLC, SP PE VII-B Heald Holdings Corp., SD III-B Heald Holdings Corp., the individuals and entities set forth on Exhibit A thereto and Heald Investment, LLC, as the Sellers’ Representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2009).

10.1	Credit Agreement, dated as of March 24, 2009, by and among Heald Real Estate, LLC, Heald Capital, LLC, and Bank of America, N.A.

10.2	Amendment No. 1 and Waiver, dated as of January 4, 2010, by and among Heald Real Estate, LLC, Heald Capital, LLC, and Bank of America, N.A.

10.3	Continuing and Unconditional Guaranty executed by Corinthian Colleges, Inc. on January 4, 2010

99.1	Text of press release of Corinthian Colleges, Inc., issued January 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINTHIAN COLLEGES, INC.

Date: January 5, 2010	By:	/S/ STAN A. MORTENSEN
Stan A. Mortensen
Executive Vice President and General Counsel